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                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the Synthetech, Inc. Amended and Restated 1990 Stock Option Plan and the Synthetech, Inc. 1995 Incentive Compensation Plan of our report dated May 11, 1995 incorporated by reference in Synthetech, Inc.'s Form 10-KSB for the year ended March 31, 1995 and to all references to our firm included in this Registration Statement.

                                        /s/ ARTHUR ANDERSEN LLP

                                            Arthur Andersen LLP
                                            Portland, Oregon
                                            November 28, 1995